UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

CELANESE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 443-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
1.125% Senior Notes due 2023	CE /23	The New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange
0.625% Senior Notes due 2028	CE /28	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On February 22, 2022, Celanese Corporation (“Celanese” or the “Company”) appointed Aaron M. McGilvray to the position of Vice President and Chief Accounting Officer (principal accounting officer), effective March 14, 2022. In this role, Mr. McGilvray will have global responsibility for SEC reporting, internal reporting, accounting, and Sarbanes-Oxley compliance. Mr. McGilvray, 46, has served as our assistant controller since January 2018. Prior to that he served as global director of technical accounting from March 2016 and technical accounting manager from December 2011, when he joined the Company. He began his career with PricewaterhouseCoopers, where he held a number of positions of increasing responsibility over 13 years prior to joining Celanese. He holds Bachelor of Business Administration and Master of Science degrees in Accounting from Texas A&M University and is a licensed Certified Public Accountant in the State of Texas.

In connection with his appointment, Mr. McGilvray’s compensation package will be increased to reflect: (1) a base salary of $285,000; (2) an annual cash bonus target of 40% of salary; and (3) eligibility, beginning in 2023, for an annual long-term incentive award with grant date fair value of $140,000 to be granted pursuant to the terms of the Company’s 2018 Global Incentive Plan, under same terms applicable to grants to Company leadership.

There are no arrangements or understandings between Mr. McGilvray and other persons pursuant to which he was appointed as Chief Accounting Officer. There are no family relationships between Mr. McGilvray and any officer or director of the Company. There have been no transactions since the beginning of the Company’s last fiscal year, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. McGilvray or any member of his immediate family had or will have any interest, that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. McGilvray succeeds Benita M. Casey, who is departing from her role as Chief Accounting Officer of the Company. Her last day is expected to be June 1, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ Michael R. Sullivan
Name:	Michael R. Sullivan
Title:	Vice President, Deputy General Counsel and Assistant Secretary

Date: February 28, 2022